Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler COO and Head of Acquisitions (972) 490-9600	Tripp Sullivan Corporate Communications, Inc. (615) 254-3376
ASHFORD HOSPITALITY TRUST COMPLETES
NEW WAREHOUSE FACILITY
DALLAS — (December 27, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed a $100 million warehouse facility with UBS Real Estate Investments, Inc. to be secured by hotel loans. The new facility is for a term of three years and bears interest with grid pricing in the range of 150 to 275 basis points over LIBOR. Grid pricing will be dependent upon the advance rate on the borrowing and the loan collateral type.
The new facility replaces a $45.6 million mezzanine loan warehouse facility that bears interest at a rate of 625 basis points over LIBOR that was paid off on November 10, 2005, in anticipation of the new facility. In connection with the refinancing, the Company expects to incur a one-time expense totaling approximately $1.1 million, or $0.02 per diluted share, in the fourth quarter of 2005 for the write-off of unamortized loan costs and early exit fees.
“This new credit facility significantly enhances our hotel lending program,” said Monty J. Bennett, President and CEO of Ashford Hospitality Trust. “With the lower cost, grid pricing, and flexibility to finance first mortgage, junior and mezzanine loans, we will now be able to bid more competitively on new loan opportunities. Including this new facility, we have financed or refinanced almost $1 billion in debt during 2005, while at the same time securing long-term, low-cost, fixed-rate financing with flexible terms in a very favorable market. Through these efforts, we have expanded our unencumbered asset base, reduced our weighted averaged fixed cost of debt to 5.6%, extended our weighted average debt maturity to approximately 10 years and fixed the rate on approximately 93% of our non-revolving debt. Moreover, we have increased our floating rate revolving line capacity, extended maturities and substantially reduced our cost of capital in each of our credit lines, giving us additional investment capacity.”
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Completes New Mezzanine Warehouse Facility

December 27, 2005
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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